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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Qualix Group, Inc. on Form S-8 of our report dated July 24, 1997 (August 11, 1997 as to Note 10) appearing in the Annual Report on Form 10-K of Qualix Group, Inc. for the year ended June 30, 1997.


/s/ Deloitte & Touche LLP
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San Jose
November 3, 1997